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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           -----------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

              Date of Report (Date of Earliest Event Reported):

                                June 22, 2005

                     INTEGRATED PERFORMANCE SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)


             New York                  000-30794               11-3042779
     (State of incorporation)     (Commission File No.)      (IRS Employer
                                                          Identification No.)

         901 Hensley Lane
           Wylie, Texas                                          75098
 (Address of principal executive offices)                      (Zip Code)

     Registrant's telephone number, including area code:  (214) 291-1427

                                Not Applicable
 ----------------------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [  ]  Written communications pursuant to Rule 425 under the Securities Act
       (17 CFR 230.425)

 [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
       (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 1.01  Entry into a Material Definitive Agreement.

      On June 22, 2005, Integrated Performance Systems, Inc. (the "Company") entered into a Lease Termination and Release Agreement (the "Agreement") with Legacy Bank of Texas ("Legacy Bank"), subject to bankruptcy court approval. The Agreement relates to the Company's lease of a 60,000 sq. ft. manufacturing facility in Frisco, Texas from C-Gate Construction, Inc. ("C-Gate"), an affiliate of D. Ronald Allen, the former chief executive officer, controlling shareholder and director of the Company.

      Prior to and in connection with the November 2004 merger of the Company and Best Circuit Boards, Inc., D. Ronald Allen executed a lease modification document which, according to its terms, purported to reduce monthly rent under the lease from $35,000 to $17,000 and reduced the 20-year lease term to a month-to-month tenancy. The enforceability of the lease modification is currently being disputed by C-Gate's lender, Legacy Bank, in litigation against the Company pending in C-Gate's Chapter 11 bankruptcy proceedings in the U.S. Bankruptcy Court for the Eastern District of Texas, Sherman Division. The issues in that litigation include whether (a) C-Gate received approval for the modification from its lender, Legacy Bank, in accordance with the terms of the mortgage on the property held by Legacy Bank, (b) C-Gate had the authority to execute the lease modification without the prior approval of the bankruptcy court, and (c) an attornment agreement that was apparently previously executed by the Company in favor of Legacy Bank would prevent the Company from effecting a modification of the lease without Legacy Bank's specific consent. In the pending litigation, the Company has asserted certain claims against D. Ronald Allen and C-Gate's principal to recover damages against them should the lease modification document not be enforceable.

      Pursuant to the Agreement, in consideration of $500,000 that the Company is to pay in cash to Legacy Bank, the Company and Legacy Bank agreed to:

      * seek an order of the bankruptcy court to cause the bankruptcy estate of C-Gate to terminate the lease and release all claims against the Company; and

      * release and discharge each other from all claims, actions or causes of action arising out of or relating to the C-Gate lease, the lease modification and all other claims, actions causes of action which either of the parties may have against the other.

      If bankruptcy court approval is not obtained, the Company has the option to waive such approval and accept whatever release and termination of the lease as Legacy Bank is allowed to provide under the mortgage and other instruments securing its loan to C-Gate. The Company retains its rights to assert its claims against D. Ronald Allen and C-Gate's principal.

      Under the Agreement, the Company will pay Legacy Bank $100,000 on or before June 24, 2005 and the balance upon the bankruptcy court's approval of the Agreement, but not later than July 31, 2005. If the Company fails to pay the balance, Legacy Bank may apply the $100,000 to the Company's obligations under the lease, and the Company will remain fully liable under the lease. The Company has agreed with Legacy Bank that the lease modification is null and void.


 Item 1.02  Termination of a Material Definitive Agreement.

       See the Company's disclosure in Item 1.01 above regarding the Agreement with Legacy Bank, pursuant to which the Company and Legacy Bank agreed to seek an order of the bankruptcy court to cause the bankruptcy estate of C-Gate to terminate the lease.


 Item 9.01  Financial Statements and Exhibits.

       (c)  Exhibits.

            Number    Description
            ------    -----------
            10.1      Lease Termination and Release Agreement, dated June 22,
                      2005, between the Company and Legacy Bank of Texas.

            10.2 Agreement, dated June 22, 2005, between the Company and Legacy Bank of Texas.


                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          INTEGRATED PERFORMANCE SYSTEMS, INC.


 Dated:   June 28, 2005   By:  /s/ BRAD J. PETERS
                          -------------------------------------------------
                          Name:  Brad J. Peters
                          Title: Vice President and Chief Financial Officer

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                                EXHIBIT INDEX


 Exhibit No.    Description
 -----------    -----------
 10.1           Lease Termination and Release Agreement, dated June 22, 2005, between the Company and Legacy Bank of Texas.

 10.2 Agreement, dated June 22, 2005, between the Company and Legacy Bank of Texas.